As filed with the Securities and Exchange Commission on December 16, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2014

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 regarding Robert C. Cantwell’s second amended and restated employment agreement is incorporated by reference into this Item 1.01.

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, B&G Foods, Inc. filed a Current Report on Form 8-K to report the promotion of Robert C. Cantwell, B&G Foods’ Executive Vice President of Finance and Chief Financial Officer, to the position of President and Chief Executive Officer, effective on January 1, 2015 following the retirement of David L. Wenner, B&G Foods’ current President and Chief Executive Officer.  This amendment updates Item 5.02 in the original report (as previously amended by the first amendment to the original report filed on October 24, 2014) to disclose additional information regarding compensatory arrangements of Mr. Cantwell.

Second Amended and Restated Employment Agreement with Mr. Cantwell.

Overview; Base Salary.  On December 16, 2014, B&G Foods entered into a second amended and restated employment agreement with Mr. Cantwell, which we refer to in this report as the “amended agreement.”  The amended agreement provides that Mr. Cantwell will be employed as our President and Chief Executive Officer at a base salary of $700,000 or such higher figure as may be determined at an annual review of his performance and compensation by the compensation committee of our board of directors.  The amended agreement also provides that Mr. Cantwell will continue to serve as our Chief Financial Officer on an interim basis until a replacement Chief Financial Officer is hired.

Term.  The term of the amended agreement is for one year commencing on January 1, 2015 and ending on December 31, 2015, subject to automatic one-year extensions, unless earlier terminated.  The amended agreement may be terminated by Mr. Cantwell at any time for any reason, provided that he gives us 60 days advance written notice of his resignation, subject to special notice rules in certain instances as described below, including a change in control or a deemed termination “without cause.”

The amended agreement may also be terminated by B&G Foods for any reason, including for “cause” (we must give 60 days’ advance written notice if the termination is without cause).  As defined in the amended agreement, a termination for cause includes termination by us due to conviction of a felony or any other crime involving moral turpitude, whether or not relating to Mr. Cantwell’s employment; habitual unexcused absence from the facilities of B&G Foods; habitual substance abuse; willful disclosure of material confidential information of B&G Foods and/or its subsidiaries or other affiliates; intentional violation of conflicts of interest policies established by our board of directors; wanton or willful failure to comply with the lawful written directions of our board of directors; and willful misconduct or gross negligence that results in damage to the interests of B&G Foods and its subsidiaries or other affiliates.  Mr. Cantwell will be considered to be terminated without cause if he resigns because we have substantially changed or altered Mr. Cantwell’s authority or duties so as to effectively prevent him from performing the duties of the President and Chief Executive Officer as defined in the amended agreement, or require that his office be located at and/or principal duties be performed at a location more than 45 miles from the present headquarters located in Parsippany, New Jersey.  In this event, Mr. Cantwell must notify us within 30 days and must allow us 30 days to restore his duties.

Mr. Cantwell will also be considered to be terminated without cause if he terminates his employment following a change in control if after the change in control he is not the President and Chief Executive Officer with duties and responsibilities substantially equivalent to those described in the amended agreement or is not entitled to substantially the same benefits as set forth in the amended agreement. In this event, Mr. Cantwell must give us written notice of his resignation within 90 days after the change in control.

Annual Bonus Awards.  Mr. Cantwell is eligible to earn additional annual incentive compensation under our annual bonus plan, in amounts ranging from 0% of his base salary at “threshold” to 100% of his base salary at “target” to 200% of his base salary at “maximum,” if performance benchmarks, as defined in the annual bonus plan, are met.

Long-Term Incentive Awards.  Mr. Cantwell is also entitled to participate in B&G Foods’ long-term incentive plans, as shall be adopted and/or modified from time to time by the compensation committee.  Mr. Cantwell is eligible to earn long-term incentive awards as a percentage of his base salary on the grant date of such awards. The percentages of base salary that Mr. Cantwell is eligible to earn in accordance with the long-term incentive awards based on performance range from 75% at “threshold” to 150% at “target” to 300% at “maximum,” as such terms are defined in the awards.

Other Benefits.  Mr. Cantwell is also entitled to (1) receive individual disability and life insurance coverage, (2) receive other executive benefits, including a car allowance of $10,000 per year and a mobile phone allowance, (3) participate in all employee benefits plans maintained by B&G Foods for our employees, and (4) receive other customary employee benefits.

Severance Benefits.  In the case of termination by us without cause, termination by us due to the Mr. Cantwell’s disability or death, or a resignation by Mr. Cantwell described above that is considered to be a termination by us without cause (including upon a change of control subject to the occurrence of the second trigger described above), the amended agreement provides that he will receive the following severance benefits, in addition to accrued and unpaid compensation and benefits, for a severance period of two years: (1) salary continuation payments for each year of the severance period in an amount per year equal to 200% of his then current annual salary, (2) continuation during the severance period of medical, dental, life insurance and disability insurance for Mr. Cantwell, his spouse and his dependents, or if the continuation of all or any of the such benefits is not available because of his status as a terminated employee, a payment equal to the market value of such excluded benefits, (3) if allowable under B&G Foods’ qualified defined benefit pension plan in effect on the date of termination, two additional years of service credit under the qualified defined benefit pension plan, and (4) outplacement services.

Elimination of Excise Tax Gross Up.  The amended agreement eliminates the provision from the original agreement granting Mr. Cantwell a tax gross up for any excise tax imposed by Internal Revenue Code Section 4999 on severance payments and other benefits upon a change of control of B&G Foods.  These gross up payments would have been made only if Mr. Cantwell received “excess parachute payments” within the meaning of Internal Revenue Code Section 280G.  As amended, the agreement now provides that, if an excise tax would be due, severance payments and/or benefits under the employment agreement or otherwise upon a change of control will be reduced if, and to the extent, such a reduction would result in a greater after-tax return to Mr. Cantwell than his receiving all of the severance payments and benefits and paying the resulting excise tax.

Non-Competition Agreement.  During Mr. Cantwell’s employment and for one year after his voluntary resignation or termination for cause, Mr. Cantwell has agreed that he will not be employed or otherwise engaged by any food manufacturer operating in the United States that directly competes with our business.  Receipt of the severance benefits described above after a voluntary resignation or termination for cause is contingent on Mr. Cantwell’s compliance with this non-competition agreement.

A copy of the amended agreement is attached to this report as Exhibit 10.1.

Executive Officer Option Grants

In connection with Mr. Cantwell’s appointment to President and Chief Executive Officer described above, the compensation committee on December 11, 2014, approved the grant of awards of non-qualified stock options to Mr. Cantwell and each of B&G Foods’ other executive officers pursuant to the B&G Foods 2008 Omnibus Incentive Compensation Plan and individual stock option agreements.  The stock options have an exercise price of $30.94, the closing market price of B&G Foods’ common stock on the date of grant.  The stock options vest on December 11, 2017, the third anniversary of the date of grant, subject to cancellation or acceleration as provided in the individual stock option agreements.  Attached as Exhibit 10.2 to this report is the form of stock option agreement approved by the compensation committee for these stock options and which sets forth the terms of the stock options.  The following table sets forth the stock options that were granted to Mr. Cantwell and each of the other executive officers.

Name	Title	Stock Options

Robert C. Cantwell	President and Chief Executive Officer *	228,086

Scott E. Lerner	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	43,445

Vanessa E. Maskal	Executive Vice President of Sales and Marketing	38,014

Michael A. Sands	Executive Vice President of Snacks	38,014

William F. Herbes	Executive Vice President of Operations	36,928

William H. Wright	Executive Vice President of Quality Assurance and Research & Development	33,670

*     As described above, Mr. Cantwell’s appointment to the position of President and Chief Executive Officer is effective January 1, 2015.  He will also continue to serve as Chief Financial Officer until a replacement for that position is hired.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Second Amended and Restated Employment Agreement, dated as of December 11, 2014, between Robert C. Cantwell and B&G Foods, Inc.

	10.2	Form of B&G Foods, Inc. Stock Option Agreement (Non-Qualified Stock Option)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: December 16, 2014	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary